Exhibit 99.3

LED BUSINESS OF CREE, INC.

UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

AS OF DECEMBER 27, 2020 AND JUNE 28, 2020

AND

FOR THE SIX MONTHS ENDED DECEMBER 27, 2020 AND DECEMBER 29, 2019

Financial Statements and Supplementary Data (Unaudited)

Combined Balance Sheets as of December 27, 2020 and June 28, 2020	3
Combined Statements of Operations for the six months ended December 27, 2020 and December 29, 2019	4
Combined Statements of Comprehensive Loss for the six months ended December 27, 2020 and December 29, 2019	5
Combined Statements of Equity for the six months ended December 27, 2020 and December 29, 2019	6
Combined Statements of Cash Flows for the six months ended December 27, 2020 and December 29, 2019	8
Notes to Unaudited Combined Financial Statements	9

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED BALANCE SHEETS

in millions of U.S. Dollars	December 27, 2020	June 28, 2020
Assets
Current assets:
Cash and cash equivalents	$86.2	$61.7
Short-term investments	8.0	12.0
Total cash, cash equivalents and short-term investments	94.2	73.7
Accounts receivable, net	46.0	41.6
Inventories	69.7	77.4
Prepaid expenses	13.6	12.4
Other current assets	6.2	5.6
Current assets held for sale	1.6	1.3
Total current assets	231.3	212.0
Property and equipment, net	64.1	72.7
Goodwill	67.7	180.3
Intangible assets, net	23.8	24.7
Deferred tax assets	5.2	5.2
Other assets	2.5	1.7
Total assets	$394.6	$496.6

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$68.4	$55.2
Accrued contract liabilities	22.1	24.1
Income taxes payable	2.2	5.5
Other current liabilities	9.6	5.9
Total current liabilities	102.3	90.7
Long-term liabilities:
Other long-term liabilities	10.1	9.8
Total long-term liabilities	10.1	9.8
Commitments and contingencies
Equity:
Parent company investment	265.8	380.4
Accumulated other comprehensive income	9.6	9.6
Total equity - controlling interest	275.4	390.0
Noncontrolling interest	6.8	6.1
Total equity	282.2	396.1
Total liabilities and equity	$394.6	$496.6

The accompanying notes are an integral part of the unaudited interim combined financial statements

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED STATEMENTS OF OPERATIONS

	Six months ended
	December 27, 2020	December 29, 2019
in millions of U.S. Dollars
Revenue, net	$204.2	$234.3
Cost of revenue, net	171.8	191.9
Gross profit	32.4	42.4
Operating expenses:
Research and development	20.9	21.4
Sales, general and administrative	43.6	47.3
Goodwill impairment	112.6	—
Other operating expense	13.3	7.1
Operating loss	(158.0)	(33.4)
Non-operating income, net	(2.3)	(6.0)
Loss before income taxes	(155.7)	(27.4)
Income tax expense	2.2	4.5
Net loss	(157.9)	(31.9)
Net income attributable to noncontrolling interest	0.7	0.3
Net loss attributable to controlling interest	$(158.6)	$(32.2)

The accompanying notes are an integral part of the unaudited interim combined financial statements

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

	Six months ended
in millions of U.S. Dollars	December 27, 2020	December 29, 2019
Net loss	$(157.9)	$(31.9)
Other comprehensive loss:
Net unrealized gain on available-for-sale securities	—	—
Comprehensive loss	(157.9)	(31.9)
Net income attributable to noncontrolling interest	0.7	0.3
Comprehensive loss attributable to controlling interest	$(158.6)	$(32.2)

The accompanying notes are an integral part of the unaudited interim combined financial statements

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED STATEMENTS OF EQUITY

	Parent Company Investment	Accumulated Other Comprehensive Income	Total Equity - Controlled Interest	Non-controlling Interest	Total Equity
in millions of U.S Dollars
Balance at June 28, 2020	$380.4	$9.6	$390.0	$6.1	$396.1
Net (loss) income	(158.6)	—	(158.6)	0.7	(157.9)
Net transfers from Parent	44.0	—	44.0	—	44.0
Balance at December 27, 2020	$265.8	$9.6	$275.4	$6.8	$282.2

The accompanying notes are an integral part of the unaudited interim combined financial statements

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED STATEMENTS OF EQUITY

	Parent Company Investment	Accumulated Other Comprehensive Income	Total Equity - Controlled Interest	Non-controlling Interest	Total Equity
in millions of U.S. Dollars
Balance at June 30, 2019	$445.3	$9.9	$455.2	$5.0	$460.2
Net (loss) income	(32.2)	—	(32.2)	0.3	(31.9)
Net transfers to Parent	(26.9)	—	(26.9)	—	(26.9)
Balance at December 29, 2019	$386.2	$9.9	$396.1	$5.3	$401.4

The accompanying notes are an integral part of the unaudited interim combined financial statements

LED BUSINESS OF CREE, INC.

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

	Six months ended
in millions of U.S. Dollars	December 27, 2020	December 29, 2019
Operating activities:
Net loss	$(157.9)	$(31.9)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11.7	17.8
Stock-based compensation	14.6	11.8
Goodwill impairment	112.6	—
(Gain) loss on disposal or impairment of long-lived assets	(1.0)	0.3
Deferred income taxes	—	(2.4)
Changes in operating assets and liabilities:
Accounts receivable, net	(4.4)	3.5
Inventories	7.7	24.3
Prepaid expenses and other assets	(2.0)	(0.6)
Accounts payable, trade	14.0	(9.7)
Accrued salaries and wages and other liabilities	(1.2)	(4.8)
Accrued contract liabilities	(2.0)	(1.6)
Cash (used in) provided by operating activities	(7.9)	6.7
Investing activities:
Purchases of property and equipment	(1.0)	(4.7)
Purchases of patent and licensing rights	(1.4)	(2.4)
Proceeds from sale of property and equipment	1.2	1.7
Purchases of short-term investments	(4.0)	—
Proceeds from sale of short-term investments	8.0	3.0
Cash provided by (used in) investing activities	2.8	(2.4)
Financing activities:
Net transfers from (to) Parent	29.6	(43.8)
Cash provided by (used in) financing activities	29.6	(43.8)
Net change in cash and cash equivalents	24.5	(39.5)
Cash and cash equivalents, beginning of period	61.7	95.6
Cash and cash equivalents, end of period	$86.2	$56.1

The accompanying notes are an integral part of the unaudited interim combined  financial statements

LED BUSINESS OF CREE, INC.

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation and New Accounting Standards

Overview

The light emitting diode products business (“LED Business” or the “Company”) is a reportable segment of Cree, Inc. (“Cree” or “Parent”). The LED Business specializes in lighting-class light emitting diode (LED) products, which consist of LED chips and LED components. The LEDs are targeted for use in indoor and outdoor lighting, electronic signs and signals and video displays. The LED products enable the Company’s customers to develop and market LED-based products for lighting, video screens, automotive and specialty lighting applications.

The Company is principally operated in China and the United States. The majority of the Company's products are manufactured at its production facilities located in North Carolina and China. The Company also uses contract manufacturers for certain products and aspects of product fabrication, assembly and packaging. The Company operates research and development facilities in North Carolina and China (including Hong Kong).

Basis of Presentation

These unaudited interim combined financial statements reflect the historical financial position, results of operations and cash flows of the Company for the periods presented on a “standalone” basis and as historically managed by Cree. The unaudited interim combined financial statements have been derived from the consolidated financial statements and accounting records of Cree using the historical results of operations and historical basis of assets and liabilities of the Company on a “carve-out basis” and reflect Cree’s net investment in the Company. The Company’s unaudited interim combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual financial statements. These unaudited interim combined financial statements should be read in conjunction with the audited combined financial statements of the Company and notes thereto for the fiscal year ended June 28, 2020 (fiscal 2020). The results of operations for the six months ended December 27, 2020 are not necessarily indicative of the operating results that may be attained for the entire fiscal year ending June 27, 2021 (fiscal 2021). Additionally, the impact of the COVID-19 pandemic to the results of operations is uncertain. The unaudited interim combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a standalone company during the periods presented.

The interim combined financial statements are unaudited; however, in the opinion of Cree's management, all normal and recurring adjustments necessary to fairly state the combined financial position, results of operations, comprehensive loss, statement of equity and cash flows at December 27, 2020, and for all periods presented, have been made. The combined balance sheet at June 28, 2020 has been derived from the audited combined financial statements of the Company as of that date.

The unaudited combined statements of operations include costs for certain centralized functions and programs provided and administered by Cree that are charged directly to the Company. These centralized functions and programs include, but are not limited to, research and development, sales expenses, information technology, human resources, accounting shared services, supply chain, and insurance.

In addition, a portion of Cree’s total corporate expenses have been allocated to the Company for services from Cree. These expenses include the cost of corporate functions and resources provided by or administered by Cree including, but not limited to, executive management, finance, accounting, legal, human resources, sales expenses and the related benefit costs associated with such functions, such as stock-based compensation.

These expenses were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional net revenues, headcount or weighted-square footage, as applicable. The Company considers the basis on which the expenses have been allocated to reasonably reflect the utilization of services provided to, or the benefit received by, the Company during the periods presented. However, the allocations may not reflect the expenses the Company would have incurred if the Company had been a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees, and strategic decisions made in areas such as information technology and infrastructure. Going forward, the Company may perform these functions using its own resources or outsourced services. For a period following the sale, however, some of these functions will continue to be provided by Cree under a transition services agreement. The Company will enter into certain commercial arrangements with Cree in connection with the planned sale, including a licensing agreement with Cree for the use of Cree LED brand name to manufacture and distribute products of the LED Business following the planned sale.

Cree utilizes a centralized approach to cash management and financing of its operations. The cash and equivalents held by Cree at the corporate level are not specifically identifiable to the Company and therefore have not been reflected in the Company’s combined balance sheets. Cash transfers between Cree and the Company are accounted for through Parent company investment. Cash and equivalents in the combined balance sheets represent cash and equivalents held by or amounts otherwise attributable to the Company.

The unaudited interim combined financial statements include certain assets and liabilities that have historically been held at the Cree corporate level but are specifically identifiable or otherwise attributable to the Company. Cree’s third-party long-term debt and the related interest expense have not been allocated to the Company for any of the periods presented because the Company was not the legal obligor of such debt.

Because a direct ownership relationship did not exist in the Company, a Parent company investment is shown in lieu of shareholders’ equity in the unaudited interim combined financial statements. All intercompany transactions within the LED Business have been eliminated. All transactions between the Company and Cree have been included in these unaudited interim combined financial statements. The total net effect of the settlement of the transactions between the Company and Cree, exclusive of those historically settled in cash, is reflected in the unaudited combined statements of cash flows in cash flows from financing activities as net transfers to Parent company and in the combined balance sheets as Parent company investment. For those transactions between the Company and Cree that were historically settled in cash, the Company has reflected such balances in the combined balance sheets as due from related parties or due to related parties. There were no outstanding balances between the Company and Cree that were historically settled in cash as of June 28, 2020 and June 30, 2019. Refer to Note 10, “Related Party Transactions,” for further information.

Joint Venture

Effective July 17, 2017, Cree entered into a Shareholders Agreement with San’an Optoelectronics Co., Ltd. (San’an) and Cree Venture LED Company Limited (Cree Venture LED) pursuant to which Cree and San’an funded their contributions to Cree Venture LED and agreed upon the management and operation of Cree Venture LED. Cree contributed $5.1 million of cash for a 51% ownership interest and San’an contributed $4.9 million of cash for a 49% ownership interest. Cree Venture LED has a five-member board of directors, three of which were designated by Cree and two of which were designated by San’an. As a result of Cree's majority voting interest, the Company consolidates the operations of Cree Venture LED and manages this majority interest as a part of the LED Business. The Company classifies the 49% ownership interest held by San'an as noncontrolling interest on the combined balance sheet. The noncontrolling interest increased by $0.7 million and $0.3 million for its share of net income from Cree Venture LED for the six months ending December 27, 2020 and December 29, 2019, respectively.

Parent Company Investment

Parent company investment in the combined balance sheets represents Cree’s historical investment in the Company, the accumulated net earnings after taxes and the net effect of the transactions with and allocations from Cree. See the Basis of Presentation section above and Note 10, “Related Party Transactions,” for additional information.

Recently Adopted Accounting Pronouncements

Credit Losses

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). This standard replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses.

The Company adopted this standard using the modified retrospective transition method on June 29, 2020, the first day of its 2021 fiscal year. Upon adoption, prior period balances were not adjusted and the Company determined no cumulative-effect adjustment to parent company investment as of June 29, 2020 was required.

Under this new standard, expected credit losses for the Company's receivables are evaluated on a collective (pool) basis and aggregated on the basis of similar risk characteristics. These aggregated risk pools are reassessed at each measurement date. A combination of factors is considered in determining the appropriate estimate of expected credit losses, including broad-based economic indicators as well as customers' financial strength, credit standing, payment history and any historical defaults.

Note 2 – Revenue Recognition

In accordance with FASB Accounting Standards Codification 606 "Revenue from Contracts with Customers" (ASC 606), the Company follows a five-step approach defined by the new standard for recognizing revenue, consisting of the following: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation.

Contract liabilities primarily include various rights of return and customer deposits, as well as deferred revenue, price protection guarantees and the Company's liability under an agreement with the purchaser of the Parent's former Lighting Products business unit to supply certain LED chip and component products (the LED Supply Agreement). Contract liabilities were $30.4 million as of December 27, 2020 and $32.4 million as of June 28, 2020. The decrease was primarily due to lower reserve liabilities and deferred revenue, as well as continued fulfillment on the LED Supply Agreement. Contract liabilities are recorded within accrued contract liabilities and other long-term liabilities on the combined balance sheet. Before the adoption of ASC 606, liabilities relating to various rights of return were recorded as a deduction to accounts receivable.

For the six months ended December 27, 2020, the Company recognized revenue of $1.8 million that was included in contract liabilities as of June 28, 2020. The amount recognized primarily related to the recognition of contingent liabilities related to the LED Supply Agreement and deferred revenue. Revenue recognized related to performance obligations that were satisfied or partially satisfied in previous periods was not material for the six months ended December 27, 2020.

Geographic Information

The Company conducts business in several geographic areas. Revenue is attributed to a particular geographic region based on the shipping address for the products. Disaggregated revenue from external customers by geographic area is as follows:

	Six months ended
	December 27, 2020		December 29, 2019
(in millions of U.S. Dollars)	Revenue	% of Revenue	Revenue	% of Revenue
China	$93.3	46%	$111.5	48%
United States	52.5	26%	59.8	26%
Europe	30.4	15%	32.7	14%
Other	28.0	13%	30.3	12%
Total	$204.2		$234.3

Note 3 – Financial Statement Details

Accounts Receivable, net

Accounts receivable, net consisted of the following:

(in millions of U.S. Dollars)	December 27, 2020	June 28, 2020
Billed trade receivables	$44.9	$39.9
Royalties	1.7	2.4
	46.6	42.3
Allowance for bad debts	(0.6)	(0.7)
Accounts receivable, net	$46.0	$41.6

Changes in the Company’s allowance for bad debts were as follows:

(in millions of U.S. Dollars)	December 27, 2020
Balance at beginning of period	$0.7
Current period provision change	0.1
Write-offs, net of recoveries	(0.2)
Balance at end of period	$0.6

Inventories

Inventories consisted of the following:

(in millions of U.S. Dollars)	December 27, 2020	June 28, 2020
Raw material	$13.9	$14.6
Work-in-progress	32.8	36.1
Finished goods	23.0	26.7
Inventories	$69.7	$77.4

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

(in millions of U.S. Dollars)	December 27, 2020	June 28, 2020
Accounts payable, trade	$39.6	$29.4
Accrued salaries and wages	12.9	14.2
Accrued expenses	9.8	8.0
Other	6.1	3.6
Accounts payable and accrued expenses	$68.4	$55.2

Other Operating Expense

Other operating expense consisted of the following:

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
Factory optimization restructuring	$0.8	$—
Severance and other restructuring	0.8	0.4
Total restructuring costs	1.6	0.4
Project, transformation and transaction costs	12.7	5.6
Executive severance	—	0.8
(Gain) loss on disposal or impairment of other assets, net	(1.0)	0.3
Other operating expense	$13.3	$7.1

Project, transformation and transaction costs for the six months ended December 27, 2020 and December 29, 2019 primarily relate to consulting and professional service costs in connection with Cree preparing to sell the LED Business. See Note 9, “Restructuring,” for more details on the Company's restructuring costs.

Accumulated Other Comprehensive Income, net of taxes

Accumulated other comprehensive income, net of taxes, consisted of the following:

(in millions of U.S. Dollars)	December 27, 2020	June 28, 2020
Currency translation gain	$9.6	$9.6
Accumulated other comprehensive income, net of taxes	$9.6	$9.6

Non-Operating Income, net

The following table summarizes the components of non-operating income, net:

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
Interest income, net	$(2.4)	$(6.2)
Foreign currency loss, net	0.2	0.3
Other, net	(0.1)	(0.1)
Non-operating income, net	$(2.3)	$(6.0)

Supplemental Cash Flow Information

Statements of Cash Flows - non-cash activities

	Six months ended
Non-cash operating activities	December 27, 2020	December 29, 2019
Income tax paid	$3.4	$5.9

Non-cash investing and financing activities
Property and equipment transferred (to) from Parent	(0.2)	5.1

Accrued property and equipment as of December 27, 2020 and June 28, 2020 was $0.5 million and $1.4 million, respectively.

Statements of Cash Flows - cash activities

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
Cash used in operating activities:
Cash paid for operating leases	$0.2	$0.5
Non-cash operating activities:
Operating lease additions due to adoption of ASC 842	—	1.2
Operating lease additions and modifications, net	0.6	(0.1)

Note 4 – Fair Value of Financial Instruments

Under U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. U.S. GAAP also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are obtained from independent sources and can be validated by a third party, whereas unobservable inputs reflect assumptions regarding what a third party would use in pricing an asset or liability. The fair value hierarchy is categorized into three levels based on the reliability of inputs as follows:

•

Level 1 - Valuations based on quoted prices in active markets for identical instruments that the Company is able to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•

Level 2 - Valuations based on quoted prices in active markets for instruments that are similar, or quoted prices in markets that are not active for identical or similar instruments, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The financial assets for which the Company performs recurring fair value remeasurements are cash equivalents and short-term investments. As of December 27, 2020 and June 28, 2020, financial assets utilizing Level 1 inputs included money market funds, and were $2.7 million and $3.7 million, respectively. As of December 27, 2020 and June 28, 2020, financial assets utilizing Level 2 inputs consisted of certificates of deposit, and were $8.0 million and $12.0 million, respectively. Level 2 assets are valued based on quoted prices in active markets for instruments that are similar or using a third-party pricing service’s consensus price, which is a weighted average price based on multiple sources. These sources determine prices utilizing market income models which factor in, where applicable, transactions of similar assets in active markets, transactions of identical assets in infrequent markets, interest rates, bond or credit default swap spreads and volatility. The Company did not have any financial assets requiring the use of Level 3 inputs as of December 27, 2020 and June 28, 2020. There were no transfers between Level 1 and Level 2 during the six months ended December 27, 2020 and December 29, 2019.

All short-term investments are classified as available-for-sale. The Company does not include accrued interest in estimated fair values of short-term investments and does not record an allowance for credit losses on receivables related to accrued interest. Accrued interest receivable was not material as of December 27, 2020 and June 28, 2020, respectively, and is recorded in other current assets on the combined balance sheets. When necessary, write offs of noncollectable interest income are recorded as a reversal to interest income. There were no write offs of noncollectable interest income for each of the six month periods ended December 27, 2020 and December 29, 2019.

The Company utilizes specific identification in computing realized gains and losses on the sale of investments. There were no realized gains or losses for the six months ended December 27, 2020 and December 29, 2019. Unrealized gains and losses are included as a separate component of equity, net of tax, unless the Company determines there is an expected credit loss. Unrealized losses were not significant for the six months ended December 27, 2020. There were no unrealized gains or losses for the six months ended and December 29, 2019.

The Company evaluates its investments for expected credit losses. The Company believes it is able to and intends to hold  investments held with an unrealized loss as of December 27, 2020 until the investments fully recover in market value. None of the investments with an unrealized loss as of December 27, 2020 had credit downgrades in the current period. No allowance for credit losses was recorded as of December 27, 2020.

The contractual maturities of short-term investments at December 27, 2020 were within one year.

Note 5 – Goodwill and Intangible Assets

Goodwill

Goodwill as of December 27, 2020 and June 28, 2020 was as follows:

(in millions of U.S. Dollars)	December 27, 2020	June 28, 2020
Goodwill	$180.3	$180.3
Accumulated impairment	(112.6)	—
Goodwill, net	$67.7	$180.3

The Company reviews goodwill for impairment whenever events or circumstances indicate potential impairment. During the six months ended December 27, 2020, Cree determined it would more likely than not sell all or a portion of the assets comprising the LED Business below carrying value. As a result of this triggering event, the Company recorded an impairment to goodwill of $112.6 million as of December 27, 2020. The impairment was based on the difference between the carrying value of net assets and the preliminary purchased price.

Intangible Assets, net

The following table presents the components of intangible assets, net:

	December 27, 2020			June 28, 2020
(in millions of U.S. Dollars)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer relationships	$51.0	$(51.0)	$—	$51.0	$(51.0)	$—
Developed technology	6.9	(6.9)	—	6.9	(6.9)	—
Trade names	0.5	(0.5)	—	0.5	(0.5)	—
Acquisition related intangible assets	58.4	(58.4)	—	58.4	(58.4)	—
Patent and licensing rights	59.6	(35.8)	23.8	58.6	(33.9)	24.7
Total intangible assets	$118.0	$(94.2)	$23.8	$117.0	$(92.3)	$24.7

Total amortization of patents and licensing rights was $2.2 million and $2.4 million for the six months ended December 27, 2020 and December 29, 2019, respectively.

Total future amortization expense of intangible assets is estimated to be as follows:

(in millions of U.S. Dollars) Fiscal Year Ending	Patents
June 27, 2021	$3.0
June 26, 2022	3.7
June 25, 2023	3.3
June 30, 2024	2.9
June 29, 2025	2.5
Thereafter	8.4
Total future amortization expense	$23.8

Note 6 – Stock-Based Compensation

Overview of Employee Stock-Based Compensation Plans

Cree sponsors one equity-based compensation plan, the 2013 Long-Term Incentive Compensation Plan (2013 LTIP), from which stock-based compensation awards can be granted to employees and directors. The 2013 LTIP provides for awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards. Cree has other equity-based compensation plans that have been terminated so that no future grants can be made under those plans, but under which stock options, restricted stock and restricted stock units are currently outstanding.

Stock-based awards can be either service-based or performance-based. Performance-based conditions are generally tied to future financial and/or operating performance of Cree and/or external based market metrics. The compensation expense with respect to performance-based grants is recognized if Cree believes it is probable that the performance condition will be achieved. The probability of the achievement of the performance condition is reassessed at each reporting period, and compensation expense is adjusted for subsequent changes in the estimate or actual outcome. As with non-performance based awards, compensation expense is recognized over the vesting period. The vesting period runs from the date of grant to the expected date that the performance objective is likely to be achieved. For performance awards with market conditions, the grant date fair value is estimated using the Monte Carlo valuation model and the awards are expensed over the vesting period regardless of whether the market condition is ultimately satisfied.

Cree also has an Employee Stock Purchase Plan (ESPP) that provides employees with the opportunity to purchase common stock at a discount. The ESPP limits employee contributions to 15% of each employee’s compensation (as defined in the plan) and allows employees to purchase shares at a 15% discount to the fair market value of common stock on the purchase date two times per year. The ESPP provides for a twelve-month participation period, divided into two equal six-month purchase periods, and also provides for a look-back feature. At the end of each six-month period in April and October, participants purchase Cree’s common stock through the ESPP at a 15% discount to the fair market value of the common stock on the first day of the twelve-month participation period or the purchase date, whichever is lower. The plan also provides for an automatic reset feature to start participants on a new twelve-month participation period if the fair market value of common stock declines during the first six-month purchase period.

Certain employees of the LED Business are covered by the Cree sponsored stock-based compensation arrangements. The stock-based compensation expense has been derived from the equity awards granted by Cree to the Company’s employees who are specifically identified in the plans as well as an allocation of expense related to corporate employees of Cree. The stock-based compensation is treated as a capital contribution from Cree in the unaudited interim combined financial statements. All awards granted under these stock-based compensation plans are based on Cree’s common stock and are not indicative of the results that the Company would have experienced as a separate, independent public company for the periods presented. The compensation expense is based on the fair value of share-based awards which is recognized as compensation expense over the requisite service period of the individual grantees, which generally equals the vesting period. The awards are settled by Cree.

Total stock-based compensation expense recognized by the Company in the unaudited combined statements of operations was as follows:

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
Stock-based compensation expense	$14.6	$11.8

Of the total stock-based compensation expense recognized by the Company for the six months ended December 27, 2020 and December 29, 2019, $4.3 million and $2.7 million, respectively, related directly to Company employees and $10.3 million and $9.1 million, respectively, related to allocations of Cree’s corporate and shared employee stock-based compensation expenses.

Note 7 – Income Taxes

For purposes of the unaudited interim combined financial statements, income taxes have been calculated as if the Company files income tax returns on a standalone basis. The Company’s U.S. operations historically have been included in the tax returns of Cree or its subsidiaries that are not part of the proposed transaction. The Company believes the assumptions supporting its allocation and presentation of income taxes on a separate return basis are reasonable. However, the Company’s tax results, as presented in the unaudited interim combined financial statements, may not be reflective of the results that the Company expects to generate in the future.

In general, the variation between the Company's effective income tax rate and the U.S. statutory rate of 21% is primarily due to: (i) changes in the Company’s valuation allowances against deferred tax assets in the U.S. (ii) projected income for the full year derived from international locations with differing tax rates than the U.S. and (iii) projected tax credits generated.

The Company did not record an income tax benefit related to the goodwill impairment described in Note 5, “Goodwill and Intangible Assets,” as the impairment is non-deductible for income tax purposes.

The Company assesses all available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets by jurisdiction. The Company has concluded that it is necessary to recognize a full valuation allowance against its U.S. deferred tax assets, as of the six months ended December 27, 2020.

U.S. GAAP requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is cumulatively more than 50% likely to be realized upon ultimate settlement.

As of June 28, 2020, the Company's liability for unrecognized tax benefits was $3.5 million. During the six months ended December 27, 2020, the Company did not record any movement in its unrecognized tax benefits. As a result, the total liability for unrecognized tax benefits as of December 27, 2020 was $3.5 million. If any portion of this $3.5 million is recognized, the Company will then include that portion in the computation of its effective tax rate. Due to the nature of the reserves included within these periods, the Company does not believe it is reasonably possible that any of the $3.5 million of gross unrecognized tax benefits will change in the next 12 months as a result of statute requirements or settlement with tax authorities.

The Company files U.S. federal, U.S. state and foreign tax returns. For U.S. federal purposes, the Company is generally no longer subject to tax examinations for fiscal years prior to 2017. For U.S. state tax returns, the Company is generally no longer subject to tax examinations for fiscal years prior to 2016. For foreign purposes, the Company is generally no longer subject to examination for tax periods prior to 2010. Certain carryforward tax attributes generated in prior years remain subject to examination, adjustment and recapture.

Note 8 – Commitments and Contingencies

Litigation

The Company is currently a party to various legal proceedings. While management presently believes that the ultimate outcome of such proceedings, individually and in the aggregate, will not materially harm the Company’s financial position, cash flows, or overall trends in results of operations, legal proceedings are subject to inherent uncertainties, and unfavorable rulings could occur.  An unfavorable ruling could include monetary damages or, in matters for which injunctive relief or other conduct remedies may be sought, an injunction prohibiting the Company from selling one or more products at all or in particular ways. Were unfavorable final outcomes to occur, there exists the possibility of a material adverse impact on the Company’s business, results of operations, financial position and overall trends. The outcomes in these matters are not reasonably estimable.

LED Supply Agreement

The LED Supply Agreement is a supply agreement with a third party to supply certain LED chip and component products through fiscal 2022. The Company recognized $0.9 million and $5.6 million in revenue for the six months ended December 27, 2020 and December 29, 2019, respectively, related to the LED Supply Agreement. Additionally, the Company recorded a contract liability of $9.0 million and $9.9 million relating to the LED Supply Agreement as of December 27, 2020 and June 28, 2020, respectively. The contract liability is recognized in contract liabilities and other long-term liabilities on the combined balance sheets.

Note 9 - Restructuring

Cree has approved various operational plans that include restructuring costs. All restructuring costs are recorded in other operating expense on the unaudited combined statements of operations.

Factory Optimization Restructuring

In May 2019, Cree started a significant, multi-year Wolfspeed business factory optimization plan anchored by a state-of-the-art, automated 200mm capable silicon carbide and gallium nitride fabrication facility and a large materials factory at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company incurred restructuring charges associated with the movement of LED Business equipment as well as disposals of certain long-lived assets. For the six months ended December 27, 2020 and December 29, 2019, the Company expensed $0.8 million and $0.0 million of restructuring charges related to the factory optimization plan, respectively. These expense amounts are included in corporate allocations presented in Note 10, “Related Party Transactions”.

Sales Representatives Restructuring

In July 2019, Cree realigned its sales resources as part of Cree's transition to a more focused semiconductor company. As a result, the Company recorded $0.4 million in contract termination costs during the six months ended December 29, 2019. The plan has concluded and all expenses were paid as of December 27, 2020. These expense amounts are included in corporate allocations presented in Note 10, “Related Party Transactions”.

Corporate Restructuring

In September 2020, Cree realigned certain resources to further focus on areas vital to growth while driving efficiencies. As a result, the Company recorded $0.8 million in severance-related costs during the six months ended December 27, 2020, none of which is accrued for as of December 27, 2020. These expense amounts are included in corporate allocations presented in Note 10, “Related Party Transactions”.

Note 10 - Related Party Transactions

The unaudited interim combined financial statements have been prepared on a standalone basis and are derived from the consolidated financial statements and accounting records of Cree. The following discussion summarizes activity between the Company and Cree (and its affiliates that are not part of the planned sale transaction).

Allocation of General Corporate and Other Expenses

The unaudited combined statements of operations include expenses for certain centralized functions and other programs provided and administered by Cree that are charged directly to the Company. In addition, for purposes of preparing these unaudited interim combined financial statements on a carve-out basis, a portion of Cree’s total corporate expenses has been allocated to the Company. See Note 1, “Basis of Presentation and New Accounting Standards,” for a discussion of the methodology used to allocate corporate-related costs for purposes of preparing these unaudited interim combined financial statements on a carve-out basis.

The financial information in these unaudited interim combined financial statements does not necessarily reflect the expenses the Company would have incurred if the Company had been a standalone company for the periods presented. Cree provides the Company certain services, including, but not limited to, executive management, research and development, sales and marketing, information technology, human resources, finance, accounting, legal, supply chain, insurance, and the related benefit costs associated with such functions, such as stock-based compensation. The Company’s unaudited interim combined financial statements reflect an allocation of these costs. When specific identification is not practicable, a proportional cost method is used.

The following table is a summary of corporate and other allocations for the six months ended December 27, 2020 and December 29, 2019:

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
Cost of revenue, net	$24.8	$17.4
Research and development	6.2	5.5
Sales, general and administrative	35.4	39.8
(Gain) loss on disposal and impairment	(1.1)	0.3
Other operating expense	14.3	6.7
Non-operating income, net	(2.3)	(6.0)
Corporate and other allocations	$77.3	$63.7

Included in the aforementioned amounts are $42.0 million and $45.0 million related to costs for certain centralized functions and programs provided and administered by Cree that are charged directly to the Company for the six months ended December 27, 2020 and December 29, 2019, respectively. In addition, a portion of Cree’s total corporate expenses have been allocated to the Company for services from Cree. These costs were $35.3 million and $18.7 million for the six months ended December 27, 2020 and December 29, 2019, respectively.

Net Transfers To and From Cree

Net transfers to and from Cree are included within Parent company investment on the combined statements of equity. The components of the transfers to and from Cree during the six months ended December 27, 2020 and December 29, 2019 were as follows:

	Six months ended
(in millions of U.S. Dollars)	December 27, 2020	December 29, 2019
General financing activities	$(47.7)	$(107.5)
Corporate allocations	77.3	63.7
Stock-based compensation expense	14.6	11.8
Property and equipment transferred (to) from Parent	(0.2)	5.1
Total net transfers from (to) Parent	$44.0	$(26.9)

Note 11 - Subsequent Events

The Company’s management evaluated subsequent events from December 27, 2020 to March 15, 2021, the date the financial statements were available for issuance.

On March 1, 2021, (i) Cree completed the sale to SMART Global Holdings, Inc. (“SGH”) and CreeLED, Inc. (formerly known as Chili Acquisition, Inc.), a Delaware corporation and wholly owned subsidiary of SGH (collectively with SGH, “SMART”) of (a) certain equipment, inventory, intellectual property rights, contracts, and real estate comprising the LED Business, (b) all of the issued and outstanding equity interests of Cree Huizhou Solid State Lighting Company Limited, a limited liability company organized under the laws of the People’s Republic of China and an indirect wholly owned subsidiary of Cree, and (c) Cree’s ownership interest in Cree Venture LED, Cree’s joint venture with San’an, and (ii) SMART assumed certain liabilities related to the LED Business. In connection with the LED Business Divestiture, Cree will retain certain assets used in and pre-closing liabilities associated with the LED Business.

During this period, no other subsequent events were identified that were not appropriately reflected within these financial statements.